UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-54324

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 17, 2011, Corporate Capital Trust (the “Company”) issued a press release announcing that, as of June 16, 2011, the Company had received and accepted an amount of subscriptions that satisfies its minimum offering requirement of $2 million in connection with its current public offering of $1.5 billion of shares of common stock which has allowed the Company to successfully break the initial escrow and admit its first public investors as shareholders.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated June 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2011	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer